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                                                                   Exhibit 10.75

                                    AGREEMENT

                  THIS AGREEMENT is entered into as of the 15th day of August, 2002 by and between Christopher P. Marr ("Executive") and Brandywine Realty Trust (the "Company").

                  The parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Payment Obligation. The Company agrees that if (i) a Change of Control (as defined below) of the Company occurs at a time when Executive is then an employee of the Company and/or a Subsidiary of the Company and (ii) within one year of the occurrence of the Change of Control either (a) the Company or the purchaser or successor thereto (the "Purchaser") terminates the employment of Executive other than for Cause (as defined below) or (b) Executive resigns for Good Reason (as defined below), then the Company or Purchaser will be obligated to pay to Executive, in twelve equal monthly installments commencing on the date of such termination or resignation, an amount equal to 200% (or 250% if the termination or resignation occurs on or prior to August 15, 2004) of the greater of (x) Executive's base annual salary as then in effect and
(y) the sum of Executive's salary and annual bonus (excluding the value of any long-term incentive awards, such as options or restricted common shares of beneficial interest) during the twelve-month period preceding the termination or resignation. In addition, in the event that Gerard H. Sweeney ceases to be President and Chief Executive Officer of the Company at any time prior to August 15, 2003 and within 180 days of the date of such cessation the Company terminates the employment of Executive other than for Cause, then the Company shall be obligated to continue to pay Executive his base salary as in effect at the time of the termination for a period expiring at the end of the 180th day following the date of such termination.

                  2. No Right to Employment. This Agreement shall not confer upon Executive any right to remain an employee of the Company or a Subsidiary of the Company, and shall only entitle Executive to the payments specified herein in the limited circumstances set forth in Paragraph 1 above.

                  3. Certain Definitions. As used herein: (i) the terms "Change of Control" and "Subsidiary" shall have the respective meanings assigned to them in the Company's 1997 Long-Term Incentive Plan, as amended (the "Plan"), (ii) the term "Cause" shall have the meaning assigned to it in the Plan (except that references in such Plan definition to "Company" shall be interpreted to mean the Company or Purchaser, as applicable) and (iii) the term "Good Reason" shall mean any of (a) a reduction in Executive's base salary as in effect at the time of the Change of Control, (b) a significant adverse alteration in the nature or status of Executive's responsibilities from those in effect at the time of the Change of Control or (c) relocation of the place where Executive performs his day-to-day responsibilities at the time of the Change of Control by more than 30 miles.





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                  4. Tax Withholding, etc. All compensation payable under this
Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by an employer to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or make the Executive whole for the amount of any required taxes.

                  5. Miscellaneous.


                     a. Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                     b. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                     c. Liability of Trustees, etc. No recourse shall be had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of the Company, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Executive.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       BRANDYWINE REALTY TRUST


                                       By: _____________________________________
                                           President and Chief Executive Officer



                                       _________________________
                                       Christopher P. Marr






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